INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-1
Combined Balance Sheets as of December 31, 2015 and 2014	F-2
Combined Statements of Operations for the Years Ended December 31, 2015 and 2014	F-3
Combined Statements of Stockholder’s Deficit for the Years Ended December 31, 2015 and 2014	F-4
Combined Statements of Cash Flows for the Years Ended December 31, 2015 and 2014	F-5
Notes to the Combined Financial Statements	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

To the Board of Directors and

Stockholder of United Mobile Solutions, LLC; United Prepaid, LLC; and International Touch Point, LLC

We have audited the accompanying combined balance sheets of United Mobile Solutions, LLC; United Prepaid, LLC; and International Touch Point, LLC as of December 31, 2015 and 2014, and the related combined statements of operations, stockholder’s deficit, and cash flows for each of the years then ended. United Mobile Solutions, LLC; United Prepaid, LLC; and International Touch Point, LLC’s management is responsible for these combined financial statements. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We were not engaged to examine management’s assertion about the effectiveness of United Mobile Solutions, LLC; United Prepaid, LLC; and International Touch Point, LLC’s internal control over financial reporting as of December 31, 2015 and, accordingly, we do not express an opinion thereon.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of United Mobile Solutions, LLC; United Prepaid, LLC; and International Touch Point, LLC as of December 31, 2015 and 2014, and the combined results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred operating losses, has incurred negative cash flows from operations and has a working capital deficit. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 3 to the financial statements. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

D. Brooks and Associates CPA’s, P.A

West Palm Beach, FL

June 28, 2016

D. Brooks and Associates CPA’s, P.A. 319 Clematis Street Suite 318, West Palm Beach, FL 33401 – (561) 429-6225

F-1

UNITED MOBILE SOLUTIONS, INC. AND AFFILIATES

COMBINED BALANCE SHEETS

	December 31,
	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$19,483	$42,363
Accounts receivable, net	50,888	226,611
Commission receivable	656,687	262,544
Inventory, net	162,048	763,152
Prepaid expense	81,969	32,335
Total current assets	971,075	1,365,051

Property and equipment, net	293,136	399,818
Customer list, net	31,608	38,036
Total assets	$1,295,819	$1,764,869

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable and accrued expense	$2,329,808	$1,656,279
Line of credit	500,000	290,000
Bank term loan- current portion	96,764	—
Short term financing and capital lease obligations	2,804,488	1,053,307
Advances – related party	222,418	247,419
Total current liabilities	5,953,478	3,247,005

Capital lease obligation – long term	3,598	—
Bank term loan, net of current portion	291,023	379,090

Total liabilities	6,248,099	3,626,095

STOCKHOLDER’S DEFICIT
Preferred shares; $0.001 par value 25,000 authorized; none issued and outstanding	—	—
Common stock;$0.001 par value;100,000 authorized;10,000 issued and outstanding, respectively	10	10
Additional paid in capital	(10)	(10)
Accumulated deficit	(4,952,280)	(1,861,226)
Total stockholder’s deficit	(4,952,280)	(1,861,226)

Total liabilities and stockholder’s deficit	$1,295,819	$1,764,869

The accompanying notes are an integral part of these combined financial statements.

F-2

UNITED MOBILE SOLUTIONS, INC. AND AFFILIATES

COMBINED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2015	2014

Revenue	$10,213,528	$17,139,231
Cost of Goods Sold	8,938,217	13,925,859
Gross profit	1,275,311	3,213,372

Operating Expenses:
General and administrative expense	3,582,126	3,337,972
Depreciation and amortization	108,921	89,976
Loss from operations	(2,415,736)	(214,576)

Other expenses:
Bad debt expense	(89,578)	(751,262)
Interest expense	(320,840)	(397,867)
Total other expense	(410,418)	(1,149,129)

Net loss	$(2,826,154)	$(1,363,705)

The accompanying notes are an integral part of these combined financial statements.

F-3

UNITED MOBILE SOLUTIONS, INC. AND AFFILIATES

COMBINED STATEMENTS OF CHANGE IN STOCKHOLDER’S DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2013	10,000	$10	$(10)	$(463,953)	$(463,943)

Stockholder’s contribution	—	—	—	110,000	110,000
Stockholder’s distribution	—	—	—	(143,568)	(143,568)

Net loss	—	—	—	(1,363,705)	(1,363,705)

Balance at December 31, 2014	10,000	10	(10)	(1,861,226)	(1,861,226)

Shareholder’s distribution prior to conversion to c-corporation	—	—	—	(264,900)	(264,900)

Net loss	—	—	—	(2,826,154)	(2,826,154)

Balance at December 31, 2015	10,000	$10	$(10)	$(4,952,280)	$(4,952,280)

The accompanying notes are an integral part of these combined financial statements.

F-4

UNITED MOBILE SOLUTIONS, INC. AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(2,826,154)	$(1,363,705)
Adjustments to reconcile net loss to net cash
Used in operating activities:
Depreciation and amortization	106,682	89,876
Changes in operating assets and liabilities:
Accounts receivable	(218,410)	261,537
Accounts payable and accrued expense	1,682,881	199,583
Inventory	601,104	33,298
Prepaid and other current assets	(43,206)	(17,057)
Net cash used in operating activities	(697,103)	(796,468)

Cash flows from investing activities:
Payment of software development cost	—	(270,162)
Purchase of property and equipment	—	(6,092)
Purchase of customer list	—	(43,100)
Net cash used in investing activities	—	(319,354)

Cash flows from financing activities:
Proceeds from short term financing and line of credit	964,124	1,083,627
Net repayments of notes payable – related party	(25,001)	(148,040)
Stockholder’s contribution	—	110,000
Distributions to stockholder	(264,900)	(143,568)
Net cash provided by financing activities	674,223	902,019

Net decrease in cash	(22,880)	(213,803)
Cash – beginning of year	42,363	256,166
Cash – end of year	$19,483	$42,363

SUPPLEMENT DISCLOSURES:
Interest paid	$320,840	$397,867
Income taxes paid	$—	$—

The accompanying notes are an integral part of these combined financial statements.

F-5

UNITED MOBILE SOLUTIONS, INC. AND AFFILIATES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – ORGANIZATION

Nature of Operations – United Mobile Solutions, Inc., headquartered in Norcross, Georgia, was formed in May 2010 in the state of Georgia, re-domiciled in Delaware in September, 2015 and is in the business of providing value added products and services to T-Mobile dealers, mobile virtual network operations dealers, wireless product and service resellers, exclusive carrier agents, distributors and wholesalers nationwide. In addition to its products and services, the Company is also an authorized Master Agent and wholesale partner of T-Mobile U.S.A. contracted to do business in the southeastern region of the U.S.A including Texas where the Company provides training and development, new dealer recruitment, retail store development and commissions processing for its sub agents to its customers. These combined financial statements include the results of United Prepaid, LLC, a Georgia limited liability company, which was originally formed as Global Tristar Distribution, LLC on April 12, 2006 for the purpose of enabling its customers to accept wireless prepaid replenishment and marketing of prepaid cell phone air time and International Touchpoint, LLC a limited liability company formed on March 12, 2014 in Texas for the purpose of refurbishing cell phones for resale. Together, these entities are referred to as the “Company”, or “Companies”.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination

The combined financial statements of the Company include the Company and two affiliated entities with common ownership. All material intercompany balances and transactions have been eliminated.

Basis of Accounting

The accompanying combined financial statements have been prepared under the accrual basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Financial Accounting Standards Board (“FASB”) has established the FASB Accounting Standards Codification (“ASC”) as the single source of authoritative GAAP.

Reclassification

Certain amounts in the 2014 combined financial statements have been reclassified to conform to current year presentation with no impact on the Company’s net loss, assets, liabilities, or deficit.

F-6

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates include the allowances for doubtful accounts receivable, inventory obsolescence, and the estimated lives of property, equipment, software and customer lists.

Revenue Recognition

The Company recognizes revenue from product sales or services rendered when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured. Revenue is recognized upon shipment of products to the customer, and commissions are earned during the period in which the underlying activity occurs.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable represents amounts due from customers from the sale of goods and services. The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable. The allowance for doubtful accounts totaled $191,413 and $191,586 as of December 31, 2015 and 2014, respectively.

Inventory

Inventories consisting of merchandise for resale are stated at the lower of cost (specific identification) or market (net realizable value). The Company maintains an allowance for obsolete inventory based on an analysis of slow moving inventory. The allowance for obsolete inventory totaled $788,706 and $454,741 as of December 31, 2015 and 2014, respectively.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. There were no such disposals for the years ended December 31, 2015 and 2014. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. Depreciable lives for software, vehicles, furniture, fixtures, computers and equipment range from three to five years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

F-7

Impairment of long-lived assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value.

Software Development

The Company through an affiliate, developed software customized to their specific use. The software was based on the direct expenses of the employees’ development time plus consulting fees paid to an outsource company. Upon completion and the software being put into use, the amount was capitalized and will be amortized over a 5 year life. The Company capitalized the cost incurred from the time feasibility was determined through implementation. Such costs totaled $270,162 for the year ended December 31, 2014 and zero in 2015.

Fair Value of Financial Instruments

The Company’s financial instruments are cash and cash equivalents, accounts receivable, advances by related party, accounts payable, a bank line of credit, and long-term debt. The recorded values of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair values based on their short-term nature. The recorded values of the line of credit and long-term debt approximate their fair values, as interest rates approximate market rates.

Income Taxes

Through September 16, 2015, the Company, with the consent of its member, elected under the Internal Revenue Code, to be taxed essentially as a partnership. In lieu of federal income taxes, the member of the Company is taxed on the Company’s taxable income. Subsequent to September 16, 2015and through December 31, 2015, the Company elected to be taxed as a sub-chapter S corporation in which the shareholder of the Company is taxed on the Company’s income. Management has evaluated the effect of the guidance provided by U.S. Generally Accepted Accounting Principles on Accounting for Uncertainty in Income Taxes. Management has evaluated all other tax positions that could have a significant effect on the financial statements and determined the Company had no significant uncertain tax positions at December 31, 2015 and 2014.

F-8

Advertising

The Company expenses advertising costs as they are incurred. During the year ended December 31, 2015 and 2014, the Company incurred advertising costs of $12,273 and $5,605, respectively.

Shipping and Handling Costs

Shipping and handling costs are included in Cost of Sales and totaled $125,445 and $198,768 for the years ended December 31, 2015 and 2014, respectively.

Concentrations

The Company is economically dependent on having access to the inventory financing agreements described in Note 6 in order to conduct its operations. Also, the Company relies on third-party equipment manufacturers or suppliers for all of its supply of phone products.

NOTE 3 – GOING CONCERN CONSIDERATIONS

As shown in the accompanying combined financial statements, the Company incurred a net loss of $2,826,154 for the year ended December 31, 2015. As of December 31, 2015, the Company reported a working capital deficit of $4,889,745. The Company’s ability to generate continued positive cash flows is dependent on its ability to grow its operating entity as well as the ability to raise additional capital. Management is following strategic plans to accomplish these objectives, but success is not guaranteed. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2015 and 2014 are summarized as follows:

	2015	2014
Computers	$33,515	33,515
Equipment	62,021	62,021
Software	298,041	298,041
Furniture and fixtures	104,427	104,427
Leasehold	73,927	73,927
Vehicles	21,803	21,803
Total	$519,695	$575,156
Less accumulated amortization	(222,302)	(175,338)
Property and equipment, net	$293,136	$399,818

F-9

Property under capital leases are included in above property and equipment as follows:

As of December 31,	2015	2014
Vehicle and equipment, cost	$31,979	$31,979
Less accumulated amortization	(20,435)	(14,038)
Vehicle and equipment, net	$11,544	$17,941

Depreciation and amortization expense was $108,921 and $89,976 for the years ended December 31, 2015 and 2014, respectively.

NOTE 5 – BANK TERM LOAN

Term Loan – On July 19, 2012 the Company entered into a thirty sixth-month term loan agreement with Chase Bank totaling $183,000. The loan accrued interest at 5.08% per annum. The loan was paid off in equal monthly principal and interest payments of $5,498 with the final payment on October 19, 2014. The note was paid in full on October 20, 2014.

On July 23, 2014, the Company entered into a sixty-month term loan agreement with Chase Bank totaling $500,000. The loan bears interest at 5.50% per annum. The loan is to be repaid in equal monthly installments of $9,570 commencing August 23, 2014. All unpaid principal and accrued and unpaid interest is due on July 23, 2019. The outstanding balance on the term loan was $387,787 and $463,500 at December 31, 2015 and 2014, respectively. Borrowings under the term loan are subject to restrictions on indebtedness, distributions, financial guarantees, and other related items. As of December 31, 2015, the Company is in compliance with all covenants.

‘

Principal payments due by year are presented as follows:

Years Ending December 31	Amount Due
2016	$96,764
2017	102,278
2018	108,047
2019	80,698
Total	$387,787

NOTE 6 – LINE OF CREDIT

The Company had available a revolving line of credit with a bank for the lesser of (a) $500,000 or (b) the sum of 80% of eligible trade accounts receivable, 50% of eligible inventory, and 40% of equipment, as defined. The line of credit was extended on July 23, 2014 and expired on July 23, 2015 and is in default. Prior to the 2014 extension, borrowings under the line of credit accrued interest at LIBOR plus 4.081%. Subsequent to the 2014 extension, the borrowings under the line of credit bear interest at LIBOR plus 4.848%. As of December 31, 2014, the interest rate was 5.012%. All borrowings are collateralized by substantially all assets of the Company. The outstanding balance on the line of credit was $500,000 and $290,000 at December 31, 2015 and 2014, respectively. Borrowings under the line of credit are subject to restrictions on indebtedness, distributions, financial guarantees, and other related items.

F-10

NOTE 7 – SHORT TERM FINANCING AND CAPITAL LEASE OBLIGATIONS

The Company maintains inventory and accounts receivable financing agreements with lending institutions. The financing agreements are secured by inventory and accounts receivable. The financings agreements below provide for automatic renewals with no change in terms unless either party requests that it not be renewed 90 days in advance of the renewal date.

On September 18, 2013, the Company entered into a twenty four-month inventory financing agreement with Curve Commercial Services, LLC (“Curve”) with a total credit line available of $500,000. Purchases made by the Company through the financing agreement bear interest at 18% per annum plus an admin fee of 1% of the gross face amount of each supplier’s invoice. The Company is required to purchase a minimum of $500,000 through the agreement on a quarterly basis or will be charged the greater of (i) one percent of the difference between the amounts of goods purchased by the Company based upon accepted purchase orders during that quarterly period and the minimum purchase amount or (ii) an amount equal to what would have been charged had the Company achieved the minimum purchase amount. Purchases through the financing agreement were $1,052,720 and $3,291,999 for the years ended December 31, 2015 and 2014, respectively. Amounts due under the arrangement were $904,454 and $700,140 as of December 31, 2015 and 2014, respectively. In April 2016 Curve filed a complaint against the Company. (See Note – 11 Subsequent Events)

On January 5, 2014, the Company entered into a separate twenty four-month inventory financing agreement with ProcurePal, LLC (“Procure”) with a total credit line available of $500,000. Purchases made by the Company through the financing agreement bear interest at 10% plus an admin fee of 1% of the gross face amount of each supplier’s invoice. The Company will receive an 8% interest rebate if the invoice is paid within 30 days and a 6% rebate if the invoice is paid within 60 days. The Company is required to purchase a minimum of $500,000 through the agreement on a semi-annual basis or will be charged a fee equal to two percent of the difference between the invoiced amount of goods purchased by the Company during the semi-annual period and the minimum purchase amount with a minimum charge of $2,500. Purchases through the financing agreement were $435,091 for the year ended December 31, 2015. Amounts due under the arrangement, included in accounts payable and accrued expenses on the accompanying combined balance sheet were $425,092 and $256,779 as of December 31, 2015 and 2014, respectively.

On October 10, 2014 the Company entered into inventory factoring contract with Tech Data Corporation (“Tech Data”) and purchased $821,052 of inventory. On November 23, 2015 Tech Data filed a complaint against the Company demanding payment of $821,052 in principal and $51,443 in interest. (See Note – 10 Commitments and Contingencies)

On April 16, 2015, the Company entered into a $60,000 loan with Insta Mobility for the purchase of inventory. The loan was a demand note without interest. On February 15, 2016 the Company paid the note holder $30,000 and on April 4, 2016 the Company paid the balance owed the note holder of $30,000. In February, 2016 Procure filed a complaint against the Company. (See Note – 11 Subsequent Events)

The total interest expense related to the inventory financing agreements was $296,293 and $353,140 for the year ended December 31, 2015 and 2014, respectively.

F-11

On June 2, 2014, the Company entered into a Credit Cash Receivable Advance Agreement with Cash NJ, LLC providing an advance to the Company of up to $750,000. The advances bear interest at 14.67% per annum. The loan was to be paid off with equal daily principal and interest payments of $4,269 with any outstanding balance payable by March, 2015. The note was paid in full on March 20, 2015.

On January 9, 2015, the Company entered into a twenty four-month term loan totaling $250,000 with Curve Commercial Services, LLC. The term loan bears interest at 18.00% per annum. The Company will pay monthly principal and interest payments commencing on January 12, 2015 and on the first day of each consecutive month. The remaining principal balance, plus all accrued but unpaid interest, is due and payable on the maturity date of January 9, 2017.

On August 27, 2015, the Company entered into a Future Receivables Sales Agreement with Knight Capital Funding, LLC providing an advance to the Company of up to $100,000 for the purchase of $131,000 of future receivables. The advances bear interest at 18% per annum. The loan is to be paid off with equal daily principal and interest payments of $856.21. As of December 31, 2015 the outstanding balance of the note was $61,647.

On November 12, 2015 the Company entered into an Accounts Receivable Financing Agreement with Power Up Lending Group, LLC providing an advance to the Company of up to $130,000 for the purchase of $175,000 of accounts receivable. The advances bear interest at 24% per annum plus a loan origination fee of $3,900. The loan is to be paid off with equal daily principal and interest payments of $1,045. As of December 31, 2015 the outstanding balance of the loan was $144,161.

On September 10, 2012 the Company entered into a 34 month capital lease for a total of $10,176 with an annual interest rate of 20%. Monthly payments are $382. As of December 31, 2015 and 2014 the outstanding principal balance due was zero and $1,419, respectively.

On November 11, 2012 the Company entered into a 60 month capital lease for a total of $16,803 with an annual interest rate of 6.69% with Toyota Finance. Monthly payments are $327. As of December 31, 2015 and 2014 the outstanding principal balance due was $7,525 and $10,599, respectively.

As of December 31, 2015 the minimum lease payments under the Company’s capital lease obligations are as follows:

For the years ended December 31,
2016	$3,925
2017	3,598
Total	6,523
Less interest	507
Net minimum lease payments under capital lease	$6,016

F-12

NOTE 8 – RELATED PARTY

During the years ended December 31, 2015 and 2014 the Company’s sole shareholder has loaned the Company money for use in its operations. The loans bear no interest and are payable on demand. As of December 31, 2015 and 2014 the Company owed the member $222,418 and $247,419, respectively.

NOTE 9 –COMMITMENTS AND CONTINGENCIES

Leases

The Company leases certain office facilities under long-term non-cancelable operating leases. The leases expire at various dates through 2018. The leases provide for increases in future minimum annual retal payments based on defined increases included in the lease agreements. Also, the agreements generally require the Company to pay executory costs (real estate taxes, insurance, and repairs). Future minimum rental commitments under these operating leases are as follows:

Years Ending December 31,	Lease Obligations
2016	$100,989
2017	105,029
2018	54,615
Total	$160,633

Rent expense, included in operating expenses, from leasing arrangements was $126,334 and $81,220 for the years ended December 31, 2015 and 2014, respectively.

The Company holds a store lease in a shopping center on 1100 Wilcrest, Houston TX which it does not occupy. The Company is obligated for the lease until March 31, 2018 or at which time the landlord terminates the lease for breach of contract. Under the terms of the lease, the Company is obligated to 60% of the present value, with a 6% rate, of the outstanding lease payments at date of termination. As of December 31, 2015 a termination date had not been determined so the Company has accrued the present value obligation of future rents of $46,516 on the accompanying combined balance sheet.

The Company holds a store lease in a shopping center on 6711 Rampart Street, Houston TX. The Company is obligated to pay the lease rent until December 31, 2017. As of December 31, 2015 the Company was liable for twenty four months of rent or a total of $52,334. The Company has accrued the present value obligation of futures rents of $49,200 on the accompanying combined balance sheet.

Legal

On November 14, 2015, a complaint on accounts and contracts was filed by American Express Bank, FSB in the State court of Gwinnett County, State of Georgia against the Company and its President as a guarantor. (Case 15-C-06211-4) The Complaint claims the Company owes the plaintiff $207,646 for credit card debt. Th plaintiff has filed a motion for summary judgement which requires answering by July 18, 2016. As of December 31, 2015 the Company has included $207,646 in accounts payable on the accompanying combined balance sheet. Management is uncertain of the outcome of this liability but has accounted for the full amount of the suit as a liability.

F-13

On November 23, 2015, a complaint on contract was filed by Tech Data Corporation in the Atlanta division of the Norther District of the United States Federal Court of Georgia against the Company and its President as a guarantor of the payable. (Case 1:15-CV-04097-ELR). The Complaint claims the Company owes the plaintiff $821,051 in principal plus interest on the outstanding balance of 18% from and after July, 20, 2015 for a total of $872,474 as of the date of the filing. The payable is a result of the purchase of products for resale by the Company from the plaintiff. The Company denies owing more than $400,000 of the payable claiming the balance of the goods shipped to the Company was defective. As of December 31, 2015 the Company has included $1,009,352 in the short term financing and capital leases on the accompanying combined balance sheet. Management is unable to determine the outcome of the suit but is of the opinion they should be liable for only $400,000 of the goods purchased.

On December 1, 2015, a complaint for breach of written contract was filed by URSA Information Systems, Inc in the Superior Court of California, Count of San Bernardino California against the Company. (Case CIVDS1517430) The plaintiff claims the Company has not paid the outstanding balance due them by contract for services in the amount of $115,627 plus interest in the amount of 10% per annum and attorney fees. In addition the plaintiff claims compensatory damages of $39,948 for a total liability to the Company of $155,575 plus unknown interest and legal fees. As of December 31, 2015 the Company has included $155,576 in the accounts payable on the accompanying combined balance sheet. Management is uncertain of the outcome of the suit but has accounted for the full amount as a liability.

NOTE 10 – IMPAIRMENT OF ASSET

During the year ended December 31, 2014, the Company established a reserved in the amount of $518,471, which it had lent to a third party. The Company deemed the investment as not collectible and thus elected to reduce its carrying value to zero. During the year ended December 31, 2015 the Company collected $41,430 of the impaired investment and recorded such amounts against bad debt expense on the accompanying combined statement of operations. As of December 31, 2015 the reserve was $477,041.

NOTE 11 – SUBSEQUENT EVENTS

On February 4, 2016 a complaint on contract was filed by ProcurePal, LLC in the State court of Gwinnett County, State of Georgia against the Company. (Case 16-C-00639-S2) The Complaint claims the Company owes the plaintiff $431,405 for product shipped to the Company during January 9, 2015 through March 23, 2015 and not paid for by the Company. The plaintiff seeks judgment for the principal amount plus interest at the rate of 1.5% per month. Plaintiff garnished the Company’s account at Bank of America on May 13, 2016 in the amount of $43,305. The amount owed is included in the short term financing and capital lease obligations of the accompanying combined balance sheet. Management is uncertain of the outcome of the suit.

F-14

On March 11, 2016 the Company entered into a revenue based factoring agreement with PowerUp Lending Group, Ltd.(“PowerUp”) Under the terms of the agreement the Company received $100,000 for the purchase of $131,000 of future receivables to be repaid by weekly repayments of $3,899. If the Company has an outstanding balance due PowerUP, any additional financing by the Company must be with PowerUP or be approved by PowerUP. Management is uncertain of the outcome of the suit.

On March 16, 2016 a complaint on accounts and contracts was filed by Nowaccount Network and Small Business Credit Cooperative, Inc in the State court of Gwinnett County, State of Georgia against the Company and its President as a guarantor. (Case 16A-02623-4) The Complaint claims the Company collected $54,849 in payments on accounts receivable sold to the plaintiff and paid the plaintiff $25,460. The plaintiff further claims the Company continues to collect payments on accounts receivable sold to the plaintiff, having collected a total of $73,193 and that being the amount being sought by the plaintiff. The plaintiff has requested a receiver of the Company be appointed to protect their interest. Under court order, funds in the amount of $ 38,136 where deposited in the court registry of the Superior Court of Gwinnett County, Georgia on April 27, 2016. As of December 31, 2015, the Company has included$73,193 in the accounts payable of the accompanying combined balance sheet. Management is uncertain of the outcome of the suit.

On April 14, 2016 a complaint on contract was filed by Curve Commercial Services, LLC in the State court of Gwinnett County, State of Georgia against the Company. (Case 16-c-01388-86) The complaint claims the Company owes the plaintiff $896,235 plus interest of $143,643 through March 14, 2016 plus continued interest calculated at 1.5% per month al outstanding balances on money the Company borrowed as inventory financing. As of December 31, 2015, the Company has included $1,039,878 in the short term financing and capital lease obligations of the accompanying combined balance sheet. Management is uncertain of the outcome of the suit.

On May 25, 2016 the Company entered into revenue based factoring agreement with PowerUp Lending Group, Ltd.(“PowerUp”) Under the terms of the agreement the Company received $85,000 for the purchase of $119,000 of future receivables to be repaid by weekly repayments of $4,722. The credit require the payment of an origination fee of $1,700 being paid to the lender and$34,473 being applied as full payment on the balance of the credit from PowerUp dated March 11, 2016. The credit is secured by assets of the Company and guaranteed by Italk, Inc, the Company’s parent.

On June 22, 2016 a complaint was filed by Moin Telecom, LLC in the State Court of Texas, Denton County against the Company (Case 16-04914-367). The complaint claims the Company has failed to pay commission owed the plaintiff for the months of February and March, 2016. The plaintiff further claims the Company had agreed to buy the store location held by the plaintiff but later withdrew from their agreement. On March 31, 2016, the Company notified the plaintiff that, effective April 15, 2016, the sub dealer contract to which the Company and the plaintiff were parties was terminated without recourse due to numerous violations of the agreement by the plaintiff, including but not limited to: (i) failure to meet plan objectives and performance metrics; and (ii) inadequate staffing, improper hiring practices and deficient employee administration. The plaintiff is requesting the recovery of $231,663 in damages against the Company. Management is uncertain of the outcome of the suit.

F-15